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                                                                Exhibit 4.3















































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                                                                    Exhibit 4.3
                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

                              1992 Incentive Plan

     1. Purpose. The Harman International Industries, Incorporated 1992 Incentive Plan is an amendment and restatement of such plan that was adopted on November 10, 1992. The purpose of this Plan is to attract and retain officers, key employees and Non-Officer Directors for Harman International Industries, Incorporated, a Delaware corporation (the "Company"), and its Subsidiaries and to provide to such persons incentives and rewards for superior performance.

     2.   Definitions.  As used in this Plan,

          "Appreciation Right" means a right granted pursuant to Paragraph 5 of this Plan.

          "Board" means the Board of Directors of the Company.

          "Committee" means the committee of the Board referred to in Paragraph 13 of this Plan.

          "Common Stock" means the common stock, par value $0.01 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 10 of this Plan.

          "Date of Grant" means the date specified by the Committee on which a grant of Option Rights, Appreciation Rights or Performance Units or a grant or sale of Restricted Stock shall become effective (which date shall not be earlier than the date on which the Committee takes action with respect thereto), including the date on which an automatic grant of Option Rights to a Non-Officer Director becomes effective pursuant to Section 8 of this Plan.

          "Effective Date" means November 10, 1992.

          "Eligible Participant" means a person who is selected by the Committee to receive benefits under this Plan and (a) who is at the time an officer or key employee of the Company or any of its Subsidiaries, (b) who has agreed to commence serving in any of such capacities within 90 days of the Date of Grant or (c) who is at the time a consultant of the Company or any of its Subsidiaries.

          "Less-Than-80-Percent Subsidiary" means a Subsidiary with respect to which the Company, directly or indirectly, owns or controls less than eighty percent of the total combined voting or other decision-making power.

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          "Management Objectives" means the achievement objectives
          established pursuant to Paragraph 7 of this Plan for Eligible Participants who have received grants of Performance Units.

          "Market Value Per Share" means the fair market value of the Common Stock as determined by the Committee from time to time.

          "Non-Officer Director" means a member of the Board who is not an officer or employee of the Company or any Subsidiary.

          "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

          "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4 of this Plan.

          "Performance Period" means, in respect of a Performance
          Unit, a period of time established pursuant to Paragraph 7 of this Plan within which the Management Objectives relating to such Performance Unit are to be achieved.

          "Performance Unit" means a unit equivalent to U.S. $100.00 awarded pursuant to Paragraph 7 of this Plan.

          "Restricted Stock" means shares of Common Stock granted or sold pursuant to Paragraph 6 of this Plan as to which neither the substantial risk of forfeiture nor the prohibition on transfers referred to therein has expired.

          "Return on Consolidated Equity" means a fraction (expressed as a percentage), the numerator of which is the net income of the Company as set forth in the Company's audited consolidated financial statements and the denominator of which is the Company's shareholders' equity at the beginning of the fiscal year plus the Company's shareholders' equity at the end of the fiscal year, divided by two.

          "Rule 16b-3" means Rule 16b-3 of the Securities and
          Exchange Commission promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (or any successor rule to the same effect), as in effect from time to time.





                                       2                                      8

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          "Spread" means the excess of the Market Value Per Share of
          Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

          "Subsidiary" means a corporation, partnership, joint venture, unincorporated association or other entity in which the Company has a direct or indirect ownership or other equity interest; provided, however, for purposes of determining whether any person may be an Eligible Participant for purposes of any grant of Incentive Stock Options, "Subsidiary" means any corporation in which the Company owns or controls, directly or indirectly, more than fifty percent of the total combined voting power represented by all classes of stock issued by such corporation.

     3. Shares and Units Available Under Plan. The shares of Common Stock which may be (a) sold or transferred upon the exercise of Option Rights or Appreciation Rights, (b) awarded or sold as Restricted Stock and released from substantial risks of forfeiture thereof or (c) transferred in payment of Performance Units which have been earned, shall not exceed in the aggregate 900,000 shares, subject to adjustment as provided in Paragraph 10 of this Plan. Such shares may be shares of original Issuance or treasury shares or a combination of the foregoing. Upon exercise of any Appreciation Rights, there shall be deemed to have been transferred under this Plan the number of shares of Common Stock covered by the related Option Rights, regardless of whether such Appreciation Rights were paid in cash or in shares of Common Stock. For purposes of this
Section 3, Restricted Stock shall be deemed to have been issued or transferred at the earlier of the time when such shares are no longer subject to a substantial risk of forfeiture or when any dividends are paid thereon. No more than 900,000 Performance Units will be paid in cash under the 1992 Plan.

     4. Option Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, grant to Eligible Participants options to purchase shares of Common Stock. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a)  Each grant shall specify the number of shares of Common
          Stock to which it pertains.

     (b) Each grant shall specify an option price per share not less than the Market Value Per Share on the Date of Grant.

     (c)  Each grant shall specify the form of consideration to be paid in satisfaction of the option price and the manner of payment of such consideration, which may include (i) cash
                                       3                                      9

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               in the form of currency or check or other cash
               equivalent acceptable to the Corporation, (ii) shares of nonforfeitable, unrestricted Common Stock, which are already owned by the Optionee and have a value at the time of exercise that is equal to the option price, (iii) any other legal consideration that the Committee may deem appropriate, including without limitation any form of consideration authorized under
               Section 4(d) below, on such basis as the Committee may determine in accordance with this Plan and (iv) any combination of the foregoing.

     (d) On or after the Date of Grant of any Option Rights, the Committee may determine that payment of the option price may also be made in whole or in part in the form of Restricted Stock or other Common Shares that are subject to risk of forfeiture or restrictions on transfer. Unless otherwise determined by the Committee on or after the Date of Grant, whenever any option price is paid in whole or in part by means of any of the forms of consideration specified in this Section 4(d), the Common Stock received by the Optionee upon the exercise of the Option Rights shall be subject to the same risks of forfeiture or restrictions on transfer as those that applied to the consideration surrendered by the Optionee; provided, however, that such risks of forfeiture and restrictions on transfer shall apply only to the same number of shares of Common Stock received by the Optionee as applied to the forfeitable or restricted Common Stock surrendered by the Optionee.

     (e) Any grant may provide for deferred payment of the option price from the proceeds of sale through a bank or broker of some or all of the Common Stock to which the exercise relates.

     (f)  Successive grants may be made to the same Eligible
          Participant whether or not any Option Rights previously granted to such Eligible Participant remain unexercised.

     (g) Each grant shall specify the period or periods of continuous service by the Optionee with the Company or any Subsidiary which is necessary (as consideration to the Company) before the Option Rights or installments thereof will become exercisable.

     (h)  Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions
          of the Internal Revenue Code of 1986, as amended from time to time ("Code"), provided, however, that consultants to
          the Company or any of its Subsidiaries shall not be
          eligible to receive incentive stock options, (ii) options
                                       4                                     10
               which are not intended to so qualify, or (iii) combinations of the foregoing.

     (i) No Option Right shall be exercisable more than ten years from the Date of Grant.

     (j) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to the Optionee and containing such terms and provisions, consistent with this Plan, as the Committee may approve, including providing for the acceleration of any vesting period for such Option Rights in the event of a change in control of the Company or other similar transaction or event.

     (k) No Eligible Participant shall be granted Option Rights (or Appreciation Rights in respect of Option Rights) for more than 300,000 shares of Common Stock in any one fiscal year of the Company, subject to adjustments provided in Section 10 of this Plan.

     5. Appreciation Rights. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant to any Optionee Appreciation Rights in respect of Option Rights granted hereunder. An Appreciation Right shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount which shall be determined by the Committee, and shall be expressed as a percentage of the Spread (not exceeding one hundred percent) at the time of exercise. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or in any combination thereof, and may either grant to the Optionee or retain in the Committee the right to elect among those alternatives; provided, however, that if the right to elect among those alternatives is granted to the Optionee, the Committee shall have sole discretion to consent to or disapprove the Optionee's election to receive cash in full or partial settlement of an Appreciation Right, which consent or disapproval may be given at any time after the election to which it relates.

     (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value Per Share at the date of exercise) may not exceed a maximum specified by the Committee at the Date of Grant.

                                       5                                     11

     (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods, and shall provide that no Appreciation Right may be exercised except at a time when the related Option Right is also exercisable and at a time when the Spread is positive.

     (d) Any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Company or other similar transaction or event.

     (e) Each grant may specify that the Committee may at any time amend, suspend or terminate any notification or document evidencing Appreciation Rights (provided that, in the case of an amendment, the amended Appreciation Rights shall conform to the provisions of this Plan).

     (f) Each grant of Appreciation Rights shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Rights, identify the related Option Rights, state that such Appreciation Rights are subject to all the terms and conditions of this Plan, and contain such other terms and conditions, consistent with this Plan, as the Committee may approve.

     6. Restricted Stock. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant or sell to Eligible Participants Restricted Stock. Without limiting the foregoing, each such grant or sale may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each such grant or sale shall constitute an immediate transfer of the ownership of shares of Common Stock to the Eligible Participant in consideration of the performance of services, entitling such Eligible Participant to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to.

     (b) Each such grant or sale may be made without additional consideration or in consideration of a payment by such Eligible Participant that is less than Market Value Per
          Share at the Date of Grant.

     (c)  Each such grant or sale shall provide that the shares of
          Restricted Stock covered by such grant or sale shall be
          subject, for a period to be determined by the Committee at the Date of Grant, to a "substantial risk of forfeiture"
          within the meaning of Section 83 of the Code, and the
          regulations of the Internal Revenue Service thereunder for
                                       6                                     12
               a period to be determined by the Committee on the Date of Grant, and any grant or sale may provide for the earlier termination of such period in the event of a change in control of the Company or other similar transaction or event.

     (d) Each such grant or sale shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock shall be prohibited or restricted in a manner and to the extent prescribed by the Committee at the Date of Grant (which restrictions may include, without limiting the generality of the foregoing, rights of repurchase or first refusal in the Company or provisions subjecting the Restricted Stock to a continuing substantial risk of forfeiture in the hands of any transferee).

     (e) Each grant or sale of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant and shall contain such terms and conditions, consistent with this Plan, as the Committee may approve.

     7. Performance Units. The Committee may, from time to time and upon such terms and conditions as it may determine, also grant Performance Units which will become payable to an Eligible Participant upon achievement of specified Management Objectives. Without limiting the foregoing, each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

     (a) Each grant shall specify the number of Performance Units to which it pertains.

     (b)  The Performance Period with respect to each Performance
          Unit shall be such period of time commencing with the Date of Grant as shall be determined by the Committee at the time of grant.

     (c) Each grant shall specify the Management Objectives that are to be achieved by the Eligible Participant, which may be described in terms of Company-wide objectives or objectives that are related to performance of the division or Subsidiary in which such Eligible Participant is employed.

     (d) Each grant shall specify a minimum acceptable level of achievement in respect of the specified Management Objectives below which no payment will be made and shall set forth a formula for determining the amount of payment to be made if performance is at or above such minimum, but short of full achievement of the Management Objectives.

                                       7                                     13

     (e)  Each grant shall specify the time and manner of payment
          (whether in cash, shares of Common Stock or a combination thereof) of Performance Units which have been earned.

     (f) The Committee may adjust Management Objectives and the related minimum acceptable level of achievement if, in the sole judgment of the Committee, events or transactions have occurred after the Date of Grant which are unrelated to the performance of the Eligible Participant and result in distortion of the Management Objectives or the related minimum.

     (g) Any grant may specify that a Performance Unit may become payable in the event of a change in control of the Company or other similar transaction or event.

     (h) Each grant of Performance Units shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Participant, which notification shall describe the Performance Units, state that such Performance Units are subject to all the terms and conditions of this Plan, and contain such other terms and conditions, consistent with this Plan, as the Committee may approve.

     8. Automatic Grants of Nonqualified Stock Options to Non-Officer Directors. Non-Officer Directors may only receive grants or awards under this Plan pursuant to the terms of this Section. If the Plan is approved by the requisite vote of the stockholders of the Company, Option Rights shall be automatically granted to Non-Officer Directors as follows:

     (a) On the Effective Date of this Plan, an Option Right to purchase 5,000 shares of Common Stock shall be granted to each person who immediately after the annual meeting on that date was an incumbent Non-Officer Director for each of the five years preceding the Effective Date, and an Option Right to purchase 3,000 shares of Common Stock shall be granted to any other person who immediately after the annual meeting on that date was an incumbent Non-Officer Director for less than five years.

     (b) With respect to each person who first becomes a Non-Officer Director after the Effective Date of this Plan, an Option Right to purchase 3,000 shares of Common Stock shall be granted on the date such person first becomes a Non-Officer Director.

     (c)  Immediately after each annual meeting following the
          Effective Date (excluding the annual meeting held on the
          Effective Date), an Option Right to purchase 1,500 shares
          of Common Stock shall be granted to each Non-Officer
                                       8                                     14

               Director for so long as he or she continues to be a Non-Officer Director.

     (d) Option Rights, in addition, shall be automatically granted to each Non-Officer Director at each annual meeting of the Company based on the Company's Return on Consolidated Equity as reported in the Company's annual audited financial statements, as follows: either (i) for a Return on Consolidated Equity of at least ten percent but less than fifteen percent, each Non-Officer Director shall receive an Option Right to purchase 750 shares of Common Stock; or (ii) for a Return on Consolidated Equity of fifteen percent or more, each Non-Officer Director shall receive an Option Right to purchase 1,500 shares of Common Stock.

     (e) Each such grant shall be evidenced by an agreement in such form as shall be approved by the Committee, and shall be subject to the following additional terms and conditions:

               (i) The option price per share for which each such Option Right is exercisable shall be 100 percent of the Market Value Per Share on the Date of Grant.

               (ii) Each such Option Right shall become exercisable to the extent of one-fifth of the number of shares covered thereby one year after the Date of Grant and to the extent of an additional one-fifth of such shares after each of the next four successive years thereafter. Such Option Rights shall become exercisable in fill immediately in the event of a change in control of the Company. Each such Option Right granted under the Plan shall expire ten years from the Date of Grant and shall be subject to earlier termination as hereinafter provided.

               (iii) In the event of the termination of service on the Board by the holder of any such Option Rights, other than by reason of disability or death as set forth in subparagraph (iv) hereof, the then outstanding Option Rights of such holder may be exercised only to the extent that they were exercisable on the date of such termination and shall expire 90 days after such termination, or on their stated expiration date, whichever occurs first.

               (iv) In the event of the death or disability of the holder of any such Option Rights, each of the then outstanding Option Rights of such holder may be exercised at any time within one year after such death or disability, but in no event after the expiration date of the term of such Option Rights.


                                       9                                     15

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               (v)  If a Non-Officer Director subsequently becomes an
          officer or employee of the Company or a Subsidiary while remaining a member of the Board, any Option Rights then held under the Plan by such individual shall not be affected thereby.

               (vi) Option Rights may be exercised by a Non-Officer Director only upon payment to the Company in full of the option price of the Common Stock to be delivered. Such payment shall be made in cash or in Common Stock previously owned by the optionee for more than six months, or in a combination of cash and such Common Stock.

     9. Transferability. No Option Right or Appreciation Right shall be transferable by an Optionee other than by will or the laws of descent and distribution. Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by him (or by his or her guardian or legal representative acting under state law and court supervision).

     10. Adjustments. The Committee may make or provide for such adjustments in the numbers of shares of Common Stock covered by outstanding Option Rights and Appreciation Rights granted hereunder, in the prices per share applicable to such Option Rights and Appreciation Rights and in the kind of shares covered thereby, as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding grants or awards under this Plan such alternative consideration as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all awards so replaced. Moreover, the Committee may on or after the Date of Grant provide in the agreement evidencing any grant or award under this Plan that the holder of the grant or award may elect to receive an equivalent grant or award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect, or the Committee may provide that the holder will automatically be entitled to receive such an equivalent grant or award. The Committee may also make or provide for such adjustments in the number of shares specified in Paragraph 3 of this Plan and in the number of shares under options to be granted automatically pursuant to Section 8 of this Plan as the Committee in its sole discretion,

                                      10                                     16
exercised in good faith, may determine is appropriate to reflect any transaction or event described in the preceding sentence.

     11. Fractional Shares. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Committee may provide for the elimination of fractions or for the settlement of fractions in cash.

     12. Withholding Taxes. To the extent that the Company is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by an Eligible Participant or other person under this Plan, and the amounts available to the Company for such withholding are insufficient, it shall be a condition to the receipt of such payment or the realization of such benefit that the Eligible Participant or such other person make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. At the discretion of the Committee, such arrangements may include relinquishment of a portion of such benefit. The Company and any Participant or such other person may also make similar arrangements with respect to the payment of any taxes with respect to which withholding is not required.

     13. Participation by Employees of a Less-Than-80-Percent Subsidiary. As a condition to the effectiveness of any grant or award to be made hereunder to a Eligible Participant who is an employee of a Less-Than-80-Percent Subsidiary, regardless whether such Eligible Participant is also employed by the Company or another Subsidiary, the Committee may require the Less-Than-80-Percent Subsidiary to agree to transfer to the Eligible Participant (as, if and when provided for under this Plan and any applicable agreement entered into between the Eligible Participant and the Less-Than-80-Percent Subsidiary pursuant to this Plan) the Common Stock that would otherwise be delivered by the Company upon receipt by the Less-Than-80-Percent Subsidiary of any consideration then otherwise payable by the Eligible Participant to the Company. Any such award may be evidenced by an agreement between the Eligible Participant and the Less-Than-80-Percent Subsidiary, in lieu of the Company, on terms consistent with this Plan and approved by the Committee and the Less-Than-80-Percent Subsidiary. All Common Stock so delivered by or to a Less-Than-80-Percent Subsidiary will be treated as if they had been delivered by or to the Company for purposes of Section 3 of this Plan, and all references to the Company in this Plan shall be deemed to refer to the Less-Than-80-Percent Subsidiary except with respect to the definitions of the Board and the Committee and in other cases where the context otherwise requires.

     14. Certain Terminations of Employment. Notwithstanding any other provision of this Plan to the contrary, in the event of termination of employment by reason of death or disability, or in the event of hardship or other special circumstances, of an

                                      11                                     17

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Eligible Participant who holds an Option Right that is not
immediately and fully exercisable, any Restricted Stock as to which the substantial risk of forfeiture or the prohibition or restriction on transfer has not lapsed, or any Performance Units that have not been fully earned, the Committee may in its sole discretion take any action that it deems to be equitable under the circumstances or in the best interests of the Company, including without limitation waiving or modifying any limitation or requirement with respect to any award under this Plan.

     15. International Employees. In order to facilitate the making of any grant or combination of grants under this Plan, the Committee may provide for such special terms for awards to Eligible Participants who are foreign nationals, or who are employed by the Company or any Subsidiary outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Moreover, the Committee may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose; provided, however, that no such supplements, amendments, restatements or alternative versions shall include any provisions that are inconsistent with the terms of this Plan, as then in effect, unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

     16.  Administration of the Plan.

     (a) This Plan shall be administered by one or more committees of the Board, as determined by the Company's Board of Directors, each of which shall consist of not less than three directors appointed by the Board, each of whom shall be a "disinterested person" under Rule 16b-3. Each such committee shall be deemed the "Committee" hereunder with the limits of its authority as prescribed by the Board of Directors. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be the acts of the Committee.

     (b) The interpretation and construction by the Committee of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, Restricted Stock or Performance Units and any determination by the Board pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Committee or the Executive Committee shall be


                                      12                                     18
               liable for any such action or determination made in good faith.

     17.  Amendments, Etc.

     (a) With the exception of the provisions of Section 8 relating to the amount, price and timing of Option Rights, which may only be amended by stockholder approval, this Plan may be amended from time to time by the Board, but without further approval by the stockholders of the Company no such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 of this Plan (except that adjustments authorized by Paragraph 10 of this Plan shall not be limited by this provision), (ii) change the definition of "Eligible Participant", or (iii) otherwise cause Rule 16b-3 to become inapplicable to this Plan. In no event shall the provisions of Section 8 of the Plan relating to the amount, price or timing of Option Rights be amended more than once every 6 months except to comport with changes in the Code or the regulations thereunder.

     (b) The Committee may, with the concurrence of the affected Optionee, cancel or amend any agreement evidencing Option Rights granted under this Plan. In the event of cancellation, the Committee may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretion as would have been applicable under this Plan had the cancelled Option Rights not been granted.

     (c) The Committee may, in its sole discretion, accelerate the time at which any Option Right or Appreciation Right may be exercised or the time at which any substantial risk of forfeiture or prohibition or restriction on transfer will lapse or the time at which any Performance Units will be deemed to have been fully earned.

     (d) In the event an Optionee shall intentionally commit an act materially inimical to the interests of the Company or any Subsidiary and the Committee in its sole discretion, exercised in good faith, shall so find, notwithstanding any other provision in this Plan the Committee may terminate as of the time of such act any Option Rights or other benefits under this Plan granted such Optionee.

     (e) This Plan shall not confer upon any Eligible Participant any right with respect to continuance of employment or other service with the Company or any Subsidiary, nor shall it interfere in any way with any right the Company or any

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
               Subsidiary would otherwise have to terminate such Eligible Participant's employment or other service at any time.

     (f) This Plan is intended to comply with and be subject to Rule 16b-3 as in effect prior to May 1, 1991. The Committee may at any time elect that this Plan shall be subject to Rule 16b-3 as in effect on or after May 1, 1991.

     18. Ratification Date. This Plan was originally adopted by the Board of Directors on September 8, 1992, and was approved by the Company's stockholders and became effective on November 10, 1992. This amendment and restatement was adopted by the Board of Directors on August 30, 1994 and was approved by the Company's stockholders on November 2, 1994. No Option Rights shall be granted under this Plan subsequent to November 9, 2002. Option Rights outstanding subsequent to November 9, 2002 shall continue to be governed by the provisions of this Plan.


































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
                                AMENDMENT NO. 1

                 HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED

                 1992 INCENTIVE PLAN, as amended and restated


     WHEREAS, the Board of Directors of the Corporation has determined that it is in the best interests of the Corporation to amend the 1992 Incentive Plan (the "Plan") to prohibit, without the further approval of the stockholders of the Corporation, the repricing of stock option rights or appreciation rights granted to eligible participants under the Plan.


                              W I T N E S S E T H


     Pursuant to Section 17 of the Plan, the Plan is hereby amended to replace the following provision, but all other terms and conditions of the Plan shall remain unaffected by this Amendment No. 1.

     1. Section 17(b) of the Plan is amended in its entirety as follows:

     "(b) The Committee may, with the concurrence of the affected Optionee, cancel or amend any agreement evidencing Option Rights granted under this Plan. The Committee shall not, without the further approval of the stockholders of the Corporation, authorize the amendment of any outstanding Option Right to reduce the option price or authorize the amendment of any outstanding Appreciation Right to reduce the base price. Furthermore, no Option Right or Appreciation Right shall be cancelled by agreement between the Corporation and Eligible Participant and replaced with an award having a lower option price or base price without the further approval of the stockholders of the Corporation.












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